Exhibit 99.1

Aug. 6, 2014	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS STRONG SECOND QUARTER 2014 RESULTS

•	Operating revenues increased 4.8 percent for the quarter to $759.2 million.

•	Net income rose 7.9 percent for the quarter to $109.3 million, or $0.61 per diluted common share.

•	Adjusted net income (a non-GAAP financial measure) totaled $112.3 million, or $0.63 per diluted common share, excluding the impact of the Freedom Industries chemical spill in West Virginia, an increase of 8.6 percent from weather normalized second quarter 2013 EPS.

•	Company affirmed annual earnings guidance to be in the range of $2.35 to $2.45 per share, with performance trending toward the upper end of the range, assuming normal weather patterns for August through the remainder of the year and excluding the impact of the Freedom Industries chemical spill in West Virginia.

VOORHEES, N.J., Aug. 6, 2014 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported strong results for the second quarter of 2014.

“Our mission is to provide clean, safe, affordable and reliable water and water services to our customers. In my first three months as President and CEO, I have been traveling throughout our service areas to meet with our employees and see firsthand the hard work and commitment they have to our customers and communities. This dedication is reflected in our results for the second quarter,” said Susan Story, president and CEO of American Water. “We achieved increases in revenues and earnings per share growth, completed five additional regulated acquisitions through August 4, continued strategic growth in our market-based businesses, and found ways to be more efficient to mitigate impacts to customers’ bills.”

For the three months ended June 30, 2014, the company reported net income of $109.3 million, or $0.61 per diluted common share. Excluding the one-time impact of the Freedom Industries chemical spill in West Virginia, the company’s adjusted income (a non-GAAP financial measure) for the three

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

months ended June 30, 2014, totaled $112.3 million, or $0.63 per diluted common share, compared to weather normalized adjusted net income of $104.2 million, or $0.58 per adjusted diluted common share, in the same quarter last year. For the six months ended June 30, 2014, net income was $177.4 million, or $0.99 per diluted common share, compared to $158.9 million, or $0.89 per diluted common share, for the same period last year. Excluding the one-time impact of the Freedom Industries chemical spill in West Virginia, the company’s adjusted net income (a non-GAAP financial measure) for the six months ended June 30, 2013 was $184.4 million, or diluted earnings per share (EPS) of $1.03 compared to weather normalized $161.8 million, or diluted EPS of $0.91 for the comparable period in 2013.

The company’s capital investments during the first six months of 2014 totaled approximately $387.9 million. The company anticipates investing up to $1.1 billion in 2014, with the majority allocated to upgrading its water and wastewater systems to ensure reliable service to customers.

Regulated Operations

For the three months ended June 30, 2014, American Water’s Regulated Businesses’ revenues increased by $30.2 million, or 4.7 percent, as compared to the same quarter in 2013. Operating revenues increased by $64.6 million, or 5.3 percent, for the six months ended June 30, 2014, as compared to the same period in 2013. The increase in revenues was primarily due to rate authorizations and infrastructure and other surcharges, as well as incremental revenues resulting from acquisitions, most of which occurred in 2013.

The Regulated Businesses’ operation and maintenance (O&M) expense increased $11.8 million, or 4.3 percent and $20.7 million, or 3.8 percent, for the three and six months ended June 30, 2014, respectively, compared to the same periods in 2013. The higher costs are mainly due to increased purchased water costs in the company’s California subsidiary, costs associated with the Freedom Industries chemical spill in West Virginia and higher customer uncollectible expense. These higher costs were partially offset by lower employee-related costs.

The regulated entities showed continued improvement in their O&M efficiency ratio (a non-GAAP measure). For the 12 months ended June 30, 2014, the adjusted O&M efficiency ratio was 37.7 percent, compared to 40.7 percent for the previous 12-month period.

“As we make needed investments to ensure the quality and reliability of our water and service, we work hard to balance the cost of these investments through our operational efficiency efforts,” said Story. “In addition, we work with the utility commissioners in our states to seek regulatory mechanisms that mitigate the impact on our customers’ bills.”

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

In April, the company’s rate authorization in Iowa for an additional $3.8 million in annualized revenues and the final annualized step increase approved in New York of $1.2 million were put into effect. The company’s request for an additional $3.7 million in infrastructure surcharges in Missouri was approved and became effective May 30, 2014. Also, on July 1, 2014, additional annualized revenue of $7.4 million in infrastructure charges became effective in New Jersey. Also in July, a settlement was reached with the Office of Ratepayer Advocates regarding the company’s general rate case in California, which, if approved in accordance with the settlement agreement, would provide $13.6 million in additional annualized revenues for the first year of a three-year step increase. The agreement is pending regulatory approval and is subject to change.

As of Aug. 5, 2014, the company was awaiting final orders for general rate cases in two states, including California, requesting $52 million in total additional revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. All annualized revenue amounts are based on current usage.

In terms of regulated growth, from April 1 through June 30, 2014, the company completed three acquisitions, adding approximately 700 customers to its regulated footprint. From July 1 through Aug. 4, an additional two acquisitions closed, adding approximately 430 more customers to the company’s regulated footprint. Four additional pending acquisitions are awaiting regulatory approval and/or financial close. The company also continues to provide a reliable supply of water to the communities in shale-enriched areas in Pennsylvania, as well as to multiple energy companies, and currently has 40 points of interconnection in that area.

Market-Based Operations

The company’s Market-Based Businesses’ revenues increased by $4.6 million, or 5.8 percent, and $16.1 million, or 10.9 percent, for the three and six months through June 30 2014, respectively, compared to the same periods in 2013. The increase was mainly due to additional revenues resulting from contract growth in the homeowner services business and incremental capital project activities in the company’s military services group, partially offset by decreases in revenue from discontinued municipal and industrial contracts as compared to the comparable quarter in 2013.

The Market-Based Businesses’ O&M expense increased $6.3 million, or 9.9 percent, and $12.9 million, or 10.5 percent, for the three and six months ended June 30, 2014, respectively. Higher costs were primarily due to an increase in operating supplies and services attributable to construction project activities for military contracts.

American Water’s Market-Based Businesses footprint also continued to grow. The company’s homeowner services business, American Water Resources (AWR), expanded its service offerings into

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

eight new states since the beginning of 2014, and also launched its exclusive partnership with Metro Water Services in Nashville in April. AWR currently has nearly 700,000 customers and more than 1.3 million customer contracts, and operations in 43 states and Washington, D.C.

Quarterly Dividend

On July 30, 2014, American Water’s Board of Directors declared a quarterly cash dividend payment of $0.31 per share, payable on Sept. 2, 2014 to all shareholders of record as of Aug. 11, 2014.

On April 29, 2014, in recognition of the company’s performance, the board of directors increased its quarterly cash dividend payment from $0.28 per common share to $0.31 per common share, an approximate 11 percent increase, which was paid on June 2, 2014, to all shareholders of record as of May 12, 2014.

2014 Earnings Guidance

American Water estimates its 2014 ongoing earnings to be in the range of $2.35 to $2.45 per share. Management further states that the company’s performance is currently trending toward the upper end of the range, assuming normal weather patterns for August and through the remainder of the year. This guidance excludes the impact of the Freedom Industries chemical spill in West Virginia, which was estimated at $0.04 through June 30, 2014. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports.

Non-GAAP Financial Measures

This press release includes a presentation of adjusted net income and adjusted earnings per share (EPS). These items are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted net income and adjusted EPS are defined, respectively, as GAAP income and GAAP diluted earnings per common share excluding the one-time impact of the Freedom Industries chemical spill in West Virginia and the estimated impact of weather in the second quarter of 2013. These items constitute “non-GAAP financial measures” under Securities and Exchange Commission (SEC) rules. These non-GAAP financial measures supplement the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that this adjustment provides the company and its investors with an indication of American Water’s baseline performance excluding items that are not considered to be reflective of ongoing results. Management does not intend results excluding the adjustment to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the company’s performance. Accordingly, the measurements have limitations depending on their use.

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

This press release also includes a presentation of adjusted O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill as well as the estimated impact of weather in the second quarter of 2013. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The item constitutes a “non-GAAP financial measure” under Securities and Exchange Commission (SEC) rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water and the allocable portion of non-O&M support services costs.

Set forth below are tables that reconcile the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Second Quarter 2014 Earnings Conference Call

The second quarter 2014 earnings conference call will take place on Thursday, Aug. 7, 2014, at 9 a.m. Eastern Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through Aug. 15, 2014, by dialing 1-412-317-0088 for U.S. and international callers. The access code for replay is 10049534. The online archive of the webcast will be available through Sept. 7, 2014, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

About American Water

Founded in 1886, American Water (NYSE: AWK) is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,600 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 14 million people in more than 40 states and parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events and may relate to, among other things, its future financial performance, including earnings, growth and portfolio optimization strategies, its ability to finance current operations and growth initiatives, trends in its industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; the outcome of litigation and government action related to the Freedom Industries chemical spill in West Virginia; weather conditions, patterns or events, including drought or abnormally high rainfall, strong winds and coastal and intercoastal flooding; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations and the growth of its business, including, among other core growth opportunities, concession arrangements and agreements for the provision of water services in the unregulated shale arena; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the company’s current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its cost and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; cash impact if the National Labor Relations Board order requiring it to provide back pay to employees in connection with a dispute relating to its national benefits agreements with unions representing Regulated Businesses employees is upheld on appeal; labor actions including work stoppages and strikes; the incurrence of impairment charges; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and current SEC filings. The company undertakes no duty to update any forward-looking statement.

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating revenues	$759,159	$724,265	$1,441,105	$1,360,402

Operating expenses
Operation and maintenance	342,974	323,320	672,249	635,523
Depreciation and amortization	105,862	101,366	211,940	201,015
General taxes	56,894	57,806	117,661	117,952
(Gain) loss on asset dispositions and purchases	(345)	(114)	(615)	(208)

Total operating expenses, net	505,385	482,378	1,001,235	954,282

Operating income	253,774	241,887	439,870	406,120
Other income (expenses)
Interest, net	(73,668)	(77,757)	(147,228)	(155,871)
Allowance for other funds used during construction	2,058	3,699	4,259	7,095
Allowance for borrowed funds used during construction	1,271	1,770	2,754	3,423
Amortization of debt expense	(1,629)	(1,624)	(3,302)	(3,205)
Other, net	(317)	(256)	(1,858)	(1,032)

Total other income (expenses)	(72,285)	(74,168)	(145,375)	(149,590)

Income before income taxes	181,489	167,719	294,495	256,530
Provision for income taxes	72,190	66,456	117,073	97,624

Net income	$109,299	$101,263	$177,422	$158,906

Basic earnings per share	$0.61	$0.57	$0.99	$0.89

Diluted earnings per share	$0.61	$0.57	$0.99	$0.89

Average common shares outstanding during the period
Basic	178,863	177,716	178,702	177,522

Diluted	179,693	178,910	179,512	178,716

Dividends declared per common share	$0.31	$0.28	$0.31	$0.28

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	June 30, 2014	December 31, 2013

Cash and cash equivalents	$32,133	$26,964
Other current assets	675,502	542,035
Total property, plant and equipment	12,582,511	12,391,162
Total regulatory and other long-term assets	2,136,301	2,127,981

Total Assets	$15,426,447	$15,088,142

Short-term debt	$702,438	$630,307
Current portion of long-term debt	15,030	14,174
Other current liabilities	517,443	591,052
Long-term debt	5,233,508	5,230,058
Total regulatory and other long-term liabilities	3,030,574	2,852,043
Contributions in aid of construction	1,054,328	1,042,704
Total stockholders’ equity	4,873,126	4,727,804

Total Capitalization and Liabilities	$15,426,447	$15,088,142

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

Adjusted Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	Last Twelve Months Ended June 30,
	2014	2013

Total Operation and Maintenance Expenses	$1,349,450	$1,347,982
Less:
Operation and maintenance expenses - Market-Based Operations	277,187	261,283
Operation and maintenance expenses - Other	(53,896)	(56,558)

Total Regulated Operation and Maintenance Expense	1,126,159	1,143,257
Less:
Regulated purchased water expense	119,974	110,969
Allocation of non-Operation and maintenance expense	36,027	35,757
Impact of West Virginia Freedom Industries Chemical Spill	9,820	—
Estimated impact of weather	(893)	1,867

Adjusted Regulated Operation and Maintenance Expenses (a)	$961,231	$994,664

Total Operating Revenues	$2,982,561	$2,873,130
Less:
Operating revenues - Market-Based Operations	341,573	315,044
Operating revenues - Other	(17,541)	(18,006)

Total Regulated operating revenues	2,658,529	2,576,092
Less:
Regulated purchased water expense*	119,974	110,969
Plus:
Impact of West Virginia Freedom Industries Chemical Spill	1,012	—
Estimated impact of weather	9,918	(18,875)

Adjusted Regulated operating revenues (b)	$2,549,485	$2,446,248

Adjusted Regulated Operations and Maintenance Efficiency Ratio (a)/(b)	37.7%	40.7%

*	Calculation assumes purchased water revenues approximate purchased water expenses.

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AMERICAN WATER REPORTS 2014 SECOND QUARTER RESULTS

Adjusted net income and EPS (A Non-GAAP, unaudited measure)

In thousands except per share data

	Three Months Ended June 30,		Six Months Ended June 30, 2014
	2014	2013	2014	2013

Net income	$109,299	$101,263	$177,422	$158,906
Add:
After-tax impact of West Virginia Freedom Industries chemical spill	2,991	0	6,532	0
After-tax impact of 2013 weather	0	2,895	0	2,895

Adjusted net income	$112,290	$104,158	$183,954	$161,801

Diluted earnings per share (a)	$0.61	$0.57	$0.99	$0.89
Add:
After-tax impact of West Virginia Freedom Industries chemical spill	0.02	0.00	0.04	0.00
After-tax impact of 2013 weather	0.00	0.02	0.00	0.02

Adjusted diluted earnings per share	$0.62	$0.58	$1.02	$0.91

(a)	Amounts may not sum due to rounding

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